SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2010

RAFAELLA APPAREL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138342	20-2745750
(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway

New York, New York 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 403-0300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 26, 2010, each of Rafaella Apparel Group, Inc. (the “Company”) and its wholly-owned subsidiary, Verrazano Inc., entered into an amendment (collectively, the “Amendments”) to its respective Factoring Agreement with Wells Fargo Trade Capital, LLC (collectively, the “Factoring Agreements”).

The Amendments, among other things, amend certain rates and charges by Wells Fargo Trade Capital, LLC with respect to various named customers as set forth on a schedule to each Amendment.  The Amendments also amend the term of each Factoring Agreement until at least December 19, 2011.  Thereafter, the term of each Factoring Agreement will automatically renew from year to year unless earlier terminated by the Company upon no less than 60 days written notice prior to December 19, 2011 of any anniversary thereof.

The foregoing summary of the principal terms and conditions of the Amendments does not purport to be a complete discussion of the Amendments.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of each of the Amendments, both of which are annexed to this Current Report on Form 8-K as Exhibits 10.39 and 10.40 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 The following is filed as an Exhibit to this Current Report on Form 8-K:

10.39	Amendment to the Factoring Agreement between Rafaella Apparel Group, Inc. and Wells Fargo Trade Capital, LLC, dated February 18, 2010.

10.40	Amendment to the Factoring Agreement between Verrazano Inc. and Wells Fargo Trade Capital, LLC, dated February 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

Rafaella Apparel Group, Inc.

	By:	/s/ Lance D. Arneson
Lance D. Arneson
Chief Financial Officer

Dated: March 4, 2010